UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2019
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JACOBS ENGINEERING GROUP INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(I.R.S. Employer Identification No.)

1999 Bryan Street, Suite 1200, Dallas, Texas	75201
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (214) 583-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 26, 2019, Jacobs Engineering Group Inc. ("Jacobs") completed the previously announced divestiture (the “Divestiture”) of its Energy, Chemicals and Resources Business to WorleyParsons Limited (the “Buyer”), pursuant to a Stock and Asset Purchase Agreement (the “Purchase Agreement”) entered into on October 21, 2018 for a purchase price of (i) $2.6 billion in cash plus (ii) 58.2 million ordinary shares of the Buyer, subject to adjustments for changes in working capital and certain other items. On April 26, 2019, Jacobs and the Buyer entered into an Amended and Restated Stock and Asset Purchase Agreement, pursuant to which the Purchase Agreement was amended and restated in its entirety, thereby modifying its terms.

The Purchase Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Jacobs on October 22, 2018 and is, along with the description of the same contained in Item 1.01 of such Form 8-K. This Amended and Restated Stock and Asset Purchase Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Jacobs on April 29, 2019. Both are incorporated herein by reference.

Jacobs has attached as Exhibit 99.1 unaudited pro forma consolidated financial information to illustrate the pro forma effects of the Divestiture.

Item 9.01    Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma consolidated financial information of Jacobs required by Article 11 of Regulation S-X is attached hereto and is incorporated by reference herein.

(d)     Exhibits.

Exhibit No.	Description
99.1	Unaudited pro forma consolidated financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jacobs Engineering Group Inc.
Date: May 2, 2019
By: /s/ Kevin C. Berryman Kevin C. Berryman, Executive Vice President and Chief Financial Officer